Exhibit 23.2

                               CONSENT OF KPMG LLP

The Board of Directors
TranSwitch Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

Stamford, Connecticut
May 16, 2003